Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation

San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-219873), Form S-4 (No. 333-212340) and Form S-8 (Nos. 333-219877, 333-17375, 333-17377, 033-81416, 333-55691, 333-74614, 333-74592, 333-135032, 333-153635, 333-162358, 333-168022, 333-188117, 333-204744 and 333-212341) of Abraxas Petroleum Corporation of our reports dated March XX, 2021, relating to the consolidated financial statements of Abraxas Petroleum Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ ADKF, P.C.

San Antonio, Texas

May 6, 2021